UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 4, 2019
CATERPILLAR FINANCIAL SERVICES CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-11241	37-1105865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2120 West End Avenue, Nashville, Tennessee		37203-0001
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (615) 341-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Medium-Term Notes, Series H, 3.300% Notes Due 2024	CAT/24	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

In connection with the Cat Financial PowerInvestment Notes program, Caterpillar Financial Services Corporation executed a Distribution Agreement, dated October 4, 2019, with William Blair & Company, L.L.C., providing for the sale from time to time of up to $8,000,000,000 aggregate principal amount of its Variable Denomination Floating Rate Demand Notes through such firm as agent. The Distribution Agreement is filed as an exhibit hereto and is incorporated by reference into the Registration Statement on Form S‑3 (File No. 333‑234103).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following Exhibit is filed as part of this Current Report:

Exhibit No.	Description
99.1	Distribution Agreement dated October 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CATERPILLAR FINANCIAL SERVICES CORPORATION

Date: October 4, 2019	By: /s/ Michael G. Sposato
Michael G. Sposato
Secretary

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